Exhibit 99.1

INVESTOR CONTACT Chad Bennett chad.bennett@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports Fourth Quarter and Full-Year 2024 Financial Results

•Fourth quarter public cloud ARR of $609 million, an increase of 15% as reported and 18% in constant currency from the prior year period(1)
•Full-year GAAP diluted EPS was $1.16, up 90% year-over-year
•Full-year non-GAAP diluted EPS was $2.42, up 17% year-over-year(2)
•Full-year cash from operations of $303 million and free cash flow of $277 million(3)
•Announces CFO transition plan

SAN DIEGO – February 11, 2025 -- Teradata (NYSE: TDC) today announced its fourth quarter and full year 2024 financial results.

“In 2024, Teradata took decisive actions to improve execution, and met our guidance ranges for both Cloud and Total ARR. We believe we are well positioned to return to growth this year,” said Steve McMillan, President and CEO, Teradata. “Last year, we delivered significant AI technology, including broad support for OTFs, BYO-LLM and GPU-accelerated compute. We are excited about our upcoming innovations in 2025, which are designed to help our customers extend their hybrid AI environments and build towards an agentic AI future.”

CFO Transition Plan

Claire Bramley, Chief Financial Officer, will be leaving Teradata, effective March 31, to take a Chief Financial Officer position at another company outside of Teradata’s industry. The Company has initiated a search process, with the assistance of a leading executive search firm, to identify a permanent successor. Charles Smotherman, Teradata’s Chief Accounting Officer, has been appointed Interim Chief Financial Officer, effective March 24. Smotherman has served as Teradata’s Chief Accounting Officer since 2019 and has more than 25 years of finance and accounting leadership experience.

Mr. McMillan continued, “Claire has been instrumental in supporting the company’s transformation to a cloud leader, guiding Teradata with a solid foundation of operational excellence and strong financial discipline in driving durable profitability and free cash flow. Charles brings deep knowledge of Teradata and extensive experience in financial leadership, and we expect a seamless transition.”

Fourth Quarter 2024 Financial Highlights Compared to Fourth Quarter 2023

•Public cloud ARR increased to $609 million from $528 million, an increase of 15% as reported and 18% in constant currency(1)
•Total ARR decreased to $1.474 billion from $1.570 billion, a decrease of 6% as reported and 4% in constant currency(1)
•Recurring revenue was $351 million versus $372 million a decrease of 6% as reported and 4% in constant currency (1)

•Total revenue was $409 million versus $457 million, a decrease of 11% as reported and 9% in constant currency(1)
•Recurring revenue was 86% of total revenue versus 81%
•GAAP gross margin was 59.4% versus 60.8%
•Non-GAAP gross margin was 60.9% versus 61.9%(2)
•GAAP operating margin was 9.5% versus 10.3%
•Non-GAAP operating margin was 17.6% versus 19.5%(2)
•GAAP diluted EPS was $0.26 versus ($0.07) per share
•Non-GAAP diluted EPS was $0.53 versus $0.56 per share(2)
•Cash flow from operations was $156 million compared to $176 million
•Free cash flow was $148 million compared to $168 million(3)

Full-Year 2024 Financial Highlights Compared to Full-Year 2023

•Public cloud ARR increased to $609 million from $528 million, an increase of 15% as reported and 18% in constant currency(1)
•Total ARR decreased to $1.474 billion from $1.570 billion, a decrease of 6% as reported and 4% in constant currency(1)
•Recurring revenue was $1.479 billion versus $1.492 billion, a decrease of 1% as reported and an increase of 1% in constant currency (1)
•Total revenue was $1.750 billion versus $1.833 billion, a decrease of 5% as reported and 3% in constant currency(1)
•Recurring revenue was 85% of total revenue versus 81%
•GAAP gross margin was 60.5% versus 60.8%
•Non-GAAP gross margin was 61.7% versus 61.8%(2)
•GAAP operating margin was 11.9% versus 10.1%
•Non-GAAP operating margin was 20.3% versus 18.1%(2)
•GAAP diluted EPS was $1.16 versus $0.61 per share
•Non-GAAP diluted EPS was $2.42 versus $2.07 per share(2)
•Cash flow from operations was $303 million compared to $375 million
•Free cash flow was $277 million compared to $355 million(3)
•Share repurchases of $215 million, resulting in a return of free cash flow of 78%

Outlook
For the full-year 2025:
•Public cloud ARR growth of 14% to 18% year-over-year, in constant currency(4)
•Total ARR in the range of flat to 2% year-over-year, in constant currency(4)
•Recurring revenue in the range of -3% to -5% year-over-year, in constant currency(4)
•Total revenue in the range of -4% to -6% year-over-year, in constant currency(4)
•GAAP diluted EPS is expected to be in the range of $1.05 to $1.15 per share
•Non-GAAP diluted EPS is expected to be in the range of $2.15 to $2.25 per share(2)
•Cash flow from operations of $270 million to $300 million
•Free cash flow of $250 million to $280 million(3)

For the first quarter of 2025:
•Recurring revenue in the range of -4% to -6% year-over-year, in constant currency(4)
•Total revenue in the range of -6% to -8% year-over-year, in constant currency(4)

•GAAP diluted EPS is expected to be in the range of $0.33 to $0.37 per share
•Non-GAAP diluted EPS is expected to be in the range of $0.55 to $0.59 per share(2)

Earnings Conference Call
The conference call will begin at 1:30 p.m. PT on February 11, 2025. Investors and participants may attend the call by dialing (404) 975-4839 and entering access code 357044. For investors and participants outside the United States, see global dial-in numbers at netroadshow.com/events/global-numbers?confId=71997, and use access code 357044.

The live webcast, as well as a replay, will be available on the Investor Relations page of the Teradata website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com.

Revenue
(in millions)
	For the Three Months ended December 31
	2024	2023	% Change as Reported	% Change in CC
Recurring revenue	$351	$372	(6)%	(4)%
Perpetual software licenses, hardware and other	3	12	(75)%	(69)%
Consulting services	55	73	(25)%	(21)%
Total revenue	$409	$457	(11)%	(9)%

Product Sales	$354	$384	(8)%	(6)%
Consulting Services	55	73	(25)%	(21)%
Total revenue	$409	$457	(11)%	(9)%

Revenue
(in millions)
	For the Twelve Months ended December 31
	2024	2023	% Change as Reported	% Change in CC
Recurring revenue	$1,479	$1,492	(1)%	1%
Perpetual software licenses, hardware and other	23	45	(49)%	(47)%
Consulting services	248	296	(16)%	(13)%
Total revenue	$1,750	$1,833	(5)%	(3)%

Product Sales	$1,502	$1,537	(2)%	(1)%
Consulting Services	248	296	(16)%	(13)%
Total revenue	$1,750	$1,833	(5)%	(3)%

	As of December 31
	2024	2023	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,474	$1,570	(6)%	(4)%
Public cloud ARR**	$609	$528	15%	18%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

*Annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights and maintenance. ARR does not include managed services and third-party software. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

**Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata VantageCloud and does not include ARR related to private or managed cloud implementations. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata's definition may differ from other companies' definitions of these measures.

The following tables reconcile Teradata's actual and projected results and EPS under GAAP to the Company's actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Twelve Months
(in millions, except per share data)	ended December 31			ended December 31
Gross Profit:	2024	2023	% Chg.	2024	2023	% Chg.
GAAP Gross Profit	$243	$278	(13)%	$1,058	$1,115	(5)%
% of Revenue	59.4%	60.8%		60.5%	60.8%

Excluding:
Stock-based compensation expense	4	5		17	17
Reorganization and other costs	2	—		5	1
Non-GAAP Gross Profit	$249	$283	(12)%	$1,080	$1,133	(5)%
% of Revenue	60.9%	61.9%		61.7%	61.8%
Operating Income
GAAP Operating Income	$39	$47	(17)%	$209	$186	12%
% of Revenue	9.5%	10.3%		11.9%	10.1%

Excluding:
Stock-based compensation expense	27	30		119	126
Reorganization and other costs	6	12		28	20
Non-GAAP Operating Income	$72	$89	(19)%	$356	$332	7%
% of Revenue	17.6%	19.5%		20.3%	18.1%

Net Income / (Loss)
GAAP Net Income / (Loss)	$25	$(7)	-	$114	$62	84%
% of Revenue	6.1%	(1.5)%		6.5%	3.4%

Excluding:
Stock-based compensation expense	27	30		119	126
Reorganization and other costs	6	13		28	21
Argentina Blue Chip Swap	—	13		2	13
Income tax adjustments (i)	(6)	8		(25)	(10)
Non-GAAP Net Income	$52	$57	(9)%	$238	$212	12%
% of Revenue	12.7%	12.5%		13.6%	11.6%

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31		2025 Outlook
Earnings / (Loss) Per Share:	2024	2023	2024	2023	2025 Q1 Guidance	2025 FY Guidance
GAAP Earnings / (Loss) Per Share	$0.26	$(0.07)	$1.16	$0.61	$0.33 - $0.37	$1.05 - $1.15
Excluding:
Stock-based compensation expense	0.27	0.31	1.21	1.23	0.29	1.24
Reorganization and other costs	0.06	0.13	0.28	0.20	0.05	0.15
Argentina Blue Chip Swap	—	0.13	0.02	0.13	—	—
Income tax adjustments(i)	(0.06)	0.08	(0.25)	(0.10)	(0.12)	(0.29)
Impact of dilution(ii)	—	(0.02)	—	—	—	—
Non-GAAP Diluted Earnings Per Share	$0.53	$0.56	$2.42	$2.07	$0.55 - $0.59	$2.15 - $2.25

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended December 31, 2024, was 17.5% and December 31, 2023, was 26.9%. For the twelve months ended December 31, 2024, was 24.0% and December 31, 2023, was 23.5%. In addition, for the first quarter and full year 2025, we included a discrete tax adjustment of ($0.06) for the expected reversal of tax reserves due to the final settlement of an IRS audit in the first quarter of 2025.

ii.Represents the impact to earnings per share as a result of moving from basic to diluted shares.

3.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Free cash flow does not have a uniform definition under GAAP in the United States and therefore, Teradata's definition may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less total capital expenditures. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Twelve Months
	ended December 31		ended December 31		Outlook
(in millions)	2024	2023	2024	2023	2025
Cash provided by operating activities (GAAP)	$156	$176	$303	$375	$270 to $300

Less total capital expenditures	(8)	(8)	(26)	(20)	(~20)
Free Cash Flow (non-GAAP measure)	$148	$168	$277	$355	$250 to $280

4.     We are providing an outlook for the 2025 growth rates for public cloud ARR, total ARR, recurring revenue, and total revenue in constant currency to provide better visibility into the underlying growth of the business. Teradata calculates public cloud ARR and total ARR in constant currency by calculating the prior period ending public cloud ARR or total ARR, as applicable, using the current period end currency rates. It is impractical to provide a schedule on currency period end rates at a future point in time. Teradata calculates recurring revenue and total revenue in constant currency by using the prior-period results with the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the Company’s website at investor.teradata.com to calculate the anticipated impact of currency on the revenue outlook.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “focus,” “see,” “commit,” “should,” “project,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2025 first quarter and full year 2025 financial outlook and the transition of our Chief Financial Officer. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: the global economic environment and business conditions in general, including inflation and/or recessionary conditions; the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers, including our ability to retain customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring, sales and operational execution initiatives, and cost saving initiatives, including the 2024 restructuring actions; risks inherent in operating in foreign countries, including sanctions, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for artificial intelligence; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
At Teradata, we believe that people thrive when empowered with trusted information. We offer the most complete cloud analytics and data platform for AI. By delivering harmonized data and trusted AI, we enable more confident decision-making, unlock faster innovation, and drive the impactful business results organizations need most.

See how at Teradata.com.

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SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts - unaudited)

	For the Period Ended December 31
	Three Months			Twelve Months
	2024	2023	% Chg	2024	2023	% Chg
Revenue
Recurring	$351	$372	(6)%	$1,479	$1,492	(1)%
Perpetual software licenses, hardware and other	3	12	(75)%	23	45	(49)%
Consulting services	55	73	(25)%	248	296	(16)%
Total revenue	409	457	(11)%	1,750	1,833	(5)%
Gross profit
Recurring	243	264		1,038	1,074
% of Revenue	69.2%	71.0%		70.2%	72.0%
Perpetual software licenses, hardware and other	(2)	4		—	7
% of Revenue	(66.7)%	33.3%		—%	15.6%
Consulting services	2	10		20	34
% of Revenue	3.6%	13.7%		8.1%	11.5%
Total gross profit	243	278		1,058	1,115
% of Revenue	59.4%	60.8%		60.5%	60.8%

Selling, general and administrative expenses	136	159		565	635
Research and development expenses	68	72		284	294
Income from operations	39	47		209	186
% of Revenue	9.5%	10.3%		11.9%	10.1%

Other expense, net	(9)	(25)		(45)	(69)

Income before income taxes	30	22		164	117
% of Revenue	7.3%	4.8%		9.4%	6.4%

Income tax expense	5	29		50	55
% Tax rate	16.7%	131.8%		30.5%	47.0%

Net income (loss)	$25	$(7)		$114	$62
% of Revenue	6.1%	(1.5)%		6.5%	3.4%

Net income (loss) per common share
Basic	$0.26	$(0.07)		$1.18	$0.62
Diluted	$0.26	$(0.07)		$1.16	$0.61

Weighted average common shares outstanding
Basic	95.5	97.9		96.4	99.8
Diluted	97.4	97.9		98.2	102.4

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	December 31, 2024	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$420	$348	$486
Accounts receivable, net	234	247	286
Inventories	18	16	13
Other current assets	77	92	84
Total current assets	749	703	869
Property and equipment, net	185	202	239
Right of use assets- operating lease, net	8	6	9
Goodwill	394	399	398
Capitalized contract costs, net	46	49	68
Deferred income taxes	226	215	221
Other assets	96	85	69
Total assets	$1,704	$1,659	$1,873

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$25	$25	$19
Current portion of finance lease liability	57	60	66
Current portion of operating lease liability	4	4	6
Accounts payable	106	85	100
Payroll and benefits liabilities	111	105	130
Deferred revenue	512	482	570
Other current liabilities	115	114	105
Total current liabilities	930	875	996
Long-term debt	455	461	480
Finance lease liability	30	40	63
Operating lease liability	5	3	6
Pension and other postemployment plan liabilities	104	96	102
Long-term deferred revenue	10	13	22
Deferred tax liabilities	9	8	8
Other liabilities	28	38	61
Total liabilities	1,571	1,534	1,738
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,192	2,166	2,074
Accumulated deficit	(1,913)	(1,908)	(1,811)
Accumulated other comprehensive loss	(147)	(134)	(129)
Total stockholders' equity	133	125	135
Total liabilities and stockholders' equity	$1,704	$1,659	$1,873

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended December 31
	Three Months		Twelve Months
	2024	2023	2024	2023
Operating activities
Net income (loss)	$25	$(7)	$114	$62
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	22	30	100	116
Stock-based compensation expense	27	30	119	126
Deferred income taxes	(16)	(12)	(11)	(11)
Loss on Blue Chip Swap	1	13	4	13
Changes in assets and liabilities:
Receivables	13	—	52	78
Inventories	(2)	(5)	(5)	(5)
Current payables and accrued expenses	36	16	(1)	7
Deferred revenue	27	99	(70)	(5)
Other assets and liabilities	23	12	1	(6)
Net cash provided by operating activities	156	176	303	375
Investing activities
Expenditures for property and equipment	(7)	(8)	(24)	(19)
Additions to capitalized software	(1)	—	(2)	(1)
Business acquisitions and other investing activities, including loss on Blue Chip Swap	(1)	(13)	(6)	(29)
Net cash used in investing activities	(9)	(21)	(32)	(49)
Financing activities
Repurchases of common stock	(29)	(7)	(215)	(308)
Repayments of long-term borrowings	(6)	—	(19)	—
Payments of finance leases	(17)	(20)	(71)	(82)
Other financing activities, net	—	1	(1)	7
Net cash used in financing activities	(52)	(26)	(306)	(383)
Effect of exchange rate changes on cash and cash equivalents	(22)	8	(30)	(28)
Increase (decrease) in cash, cash equivalents and restricted cash	73	137	(65)	(85)
Cash, cash equivalents and restricted cash at beginning of period	348	349	486	571
Cash, cash equivalents and restricted cash at end of period	$421	$486	$421	$486

Supplemental cash flow disclosure:
Non-cash investing and financing activities:
Assets acquired by finance leases	$4	$10	$29	$90
Assets acquired by operating leases	$4	$—	$5	$6

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended December 31				For the Twelve Months Ended December 31
	2024	2023	% Change As Reported	% Change Constant Currency(2)	2024	2023	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Product Sales	$354	$384	(8)%	(6)%	$1,502	$1,537	(2)%	(1)%
Consulting services	55	73	(25)%	(21)%	248	296	(16)%	(13)%
Total segment revenue	409	457	(11)%	(9)%	1,750	1,833	(5)%	(3)%

Segment gross profit
Product Sales	244	271			1,049	1,091
% of Revenue	68.9%	70.6%			69.8%	71.0%
Consulting services	5	12			31	42
% of Revenue	9.1%	16.4%			12.5%	14.2%
Total segment gross profit	249	283			1,080	1,133
% of Revenue	60.9%	61.9%			61.7%	61.8%

Reconciling items(1)	(6)	(5)			(22)	(18)
Total gross profit	$243	$278			$1,058	$1,115
% of Revenue	59.4%	60.8%			60.5%	60.8%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.